UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 3, 2025
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KORE Group Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 Perimeter Center West,  11th Floor
Atlanta, GA 30338
877-710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On November 3, 2025, a Special Committee (the “Committee”) of the Board of Directors (the “Board”) of KORE Group Holdings, Inc. (the “Company”) received a non-binding letter (the “Letter”) from Searchlight Capital Partners, L.P., on behalf of its affiliated investment funds (collectively, “Searchlight”), and Abry Partners, LLC, on behalf of its affiliated investment funds (collectively, “Abry”), to enter into discussions to acquire all of the outstanding shares of common stock (the “Common Stock”) of the Company not already owned by Searchlight or Abry for cash consideration of $5.00 per share.

The Board previously formed the Special Committee to, among other things, review, evaluate and negotiate any potential strategic transaction and any alternative thereto, including any proposal from Searchlight and/or Abry. Rothschild & Co is acting as financial advisor to the Special Committee and Richards, Layton & Finger, P.A. is acting as its legal counsel. The Company gives no assurances that the Special Committee’s receipt and assessment of the Letter will result in any transaction. The Company does not expect to make further public comment regarding these matters unless and until a specific transaction or alternative has been approved or the Company otherwise concludes its reviews.

On November 4, 2025, the Company issued a press release announcing these items, which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of KORE Group Holdings, Inc. dated November 4, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: November 4, 2025	By:	/s/ Jack W. Kennedy Jr.
	Name:	Jack W. Kennedy Jr.
	Title:	Executive Vice President, Chief Legal Officer, and Secretary